UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2015

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza
910 Louisiana Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On May 12, 2015, Shell Midstream Partners, L.P. (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Shell Pipeline Company LP (“SPLC”) and Shell Midstream Operating LLC, (“Operating”), a wholly-owned subsidiary of the Partnership, to acquire an additional 19.5% interest in Zydeco Pipeline Company LLC (“Zydeco”) and an additional 1.388% interest in Colonial Pipeline Company (“Colonial”) for $448 million in cash (the “Acquisition”). The Partnership expects to fund the Acquisition with net proceeds from the Private Placement (as further described below), $80.0 million of cash on hand and $70.8 million in borrowings under its revolving credit facility (the “Revolver”). The Acquisition is expected to close on May 18, 2015, with an effective date of April 1, 2015, subject to customary closing conditions.

Also pursuant to the Purchase and Sale Agreement, SPLC agreed to indemnify the Partnership against the Partnership’s proportionate share of any and all direct costs incurred by Zydeco after April 1, 2015 with respect to Zydeco’s replacement of a two mile section of a 22” diameter pipe under the Atchafalaya River and Bayou Shaffer.

The Purchase and Sale Agreement contains customary representations, warranties and covenants of SPLC, the Partnership and Operating. SPLC, on the one hand, and the Partnership and Operating, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase and Sale Agreement, subject to certain limitations and survival periods.

Immediately prior to the closing of the Acquisition, SPLC’s wholly-owned subsidiary, Shell Midstream LP Holdings LLC, owned 21,475,068 common units and 67,457,068 subordinated units in the Partnership, representing an aggregate 64.6% limited partner interest. SPLC also owned a 100% interest in Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of the Partnership, which in turn owned 2,754,084 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the Acquisition were approved by the board of directors of the General Partner (the “Board”) and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Unit Purchase Agreement

On May 12, 2015, the Partnership entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain institutional investors (the “Investors”) to sell 7,692,308 common units representing limited partner interests (the “Common Units”) in a private placement for gross proceeds of $300 million (the “Private Placement”). The net proceeds of the Private Placement will be used to partially fund the Acquisition. The closing of the Private Placement is subject to certain customary conditions.

The Unit Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Investors. The Partnership, on the one hand, and each of the Investors (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods.

Pursuant to the Unit Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the Investors in connection with the closing of the Private Placement, pursuant to which the Partnership agreed to file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Common Unit Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Revolving Credit Agreement

On May 12, 2015, the Partnership and Shell Treasury Center (West) Inc. amended and restated the Revolver to increase the borrowing capacity amount to $400 million. In connection with the amendment and restatement of the Revolver, the Partnership agreed to pay an issuance fee of $0.2 million. All other material terms and conditions of the agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the amendment and restatement to the Revolver, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 13, 2015, the Partnership issued a press release announcing first quarter 2015 earnings. The press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 2.02 (including the press release furnished as Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 3.02	Sales of Unregistered Units.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer and President

On May 11, 2015, Margaret C. Montana announced her intention to retire as Chief Executive Officer and President of the General Partner effective June 30, 2015. There were no disagreements between Ms. Montana and the General Partner or any officer or director of the General Partner which led to Ms. Montana’s decision to retire. Ms. Montana will remain a member of the Board.

Appointment of Chief Executive Officer, President and Director

On May 12, 2015, the Board appointed John Hollowell as the Chief Executive Officer and President of the General Partner effective July 1, 2015. In addition, the sole member of the General Partner elected Mr. Hollowell as a member of the Board effective July 1, 2015.

Mr. Hollowell will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to its partnership agreement.

Mr. Hollowell, age 57, currently serves as executive vice president of Deep Water for Shell in the Americas. He is a 35-year Shell executive with deep commercial and operations experience, as well as significant experience in Shell’s Supply and Distribution businesses. Mr. Hollowell is currently responsible for Shell’s deep water ventures in the Gulf of Mexico and Brazil, as well as governance of additional South American joint ventures. Prior to his current role, Mr. Hollowell served as Vice President, Production for Exploration and Production in Europe from 2006-2009, where he was responsible for all Shell’s operated assets in the UK, Holland and Norway. Before that, from 2005-2006 Mr. Hollowell was Vice President, Distribution for Shell Downstream Inc., responsible for petroleum product terminal/depot operations and secondary distribution operations globally. Prior to that role, he worked in Shell’s downstream business in a series of roles, first joining in 1998 as the General Manager, Gulf of Mexico for Shell Pipeline Co. LP, then assuming the role of General Manager, Commercial in 2003, and being named Director of Shell Oil Products US, Distribution, and President of Shell Pipeline Company LP in January 2004. Prior to his work in Shell’s downstream business, he spent 1980-1998 in the group’s upstream business, during that period holding several assignments of increasing responsibility in engineering and operations.

Mr. Hollowell holds a bachelor’s degree in Chemical Engineering from Texas A&M University. The Partnership believes that Mr. Hollowell’s extensive experience in the energy industry, particularly his experience in the pipeline sector, makes him well qualified to serve as an executive officer and a member of the Board.

Mr. Hollowell was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Hollowell that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 13, 2015, the Partnership issued a press release relating to the events described in Item 5.02 of this Current Report and the Amendment to the Revolving Credit Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 13, 2015, the Partnership issued a press release announcing the entry into the Purchase and Sale Agreement. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

On May 13, 2015, the Partnership posted to its website certain presentation slides that were used in connection with the Private Placement described in Item 1.01 of this Current Report. The presentation slides are available on the “Events and Conferences” section of the Partnership’s website at shellmidstreampartners.com.

The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01	Other Events.

On May 13, 2015, the Partnership issued a press release announcing the entry into the Common Unit Purchase Agreement. A copy of the press release is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Purchase and Sale Agreement dated May 12, 2015 by and among Shell Pipeline Company LP, Shell Midstream Partners, L.P., and Shell Midstream Operating LLC.

10.2	Common Unit Purchase Agreement dated May 12, 2015 by and among Shell Midstream Partners, L.P. and the Investors named therein.

10.3	Shell Midstream Partners Amended and Restated Working Capital Facility Agreement, dated as of May 12, 2015, between Shell Midstream Partners, L.P., as the Borrower, and Shell Treasury Centre (West) Inc., as the Lender.

99.1	Press Release dated May 13, 2015, issued by Shell Midstream Partners, L.P.

99.2	Press Release dated May 13, 2015, issued by Shell Midstream Partners, L.P.

99.3	Press Release dated May 13, 2015, issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

	By:	Shell Midstream Partners GP LLC,
its general partner

	By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: May 13, 2015

INDEX TO EXHIBITS

Number	Description

10.1	Purchase and Sale Agreement dated May 12, 2015 by and among Shell Pipeline Company LP, Shell Midstream Partners, L.P., and Shell Midstream Operating LLC.

10.2	Common Unit Purchase Agreement dated May 12, 2015 by and among Shell Midstream Partners, L.P. and the Investors named therein.

10.3	Shell Midstream Partners Amended and Restated Working Capital Facility Agreement, dated as of May 12, 2015, between Shell Midstream Partners, L.P., as the Borrower, and Shell Treasury Centre (West) Inc., as the Lender.

99.1	Press Release dated May 13, 2015, issued by Shell Midstream Partners, L.P.

99.2	Press Release dated May 13, 2015, issued by Shell Midstream Partners, L.P.

99.3	Press Release dated May 13, 2015, issued by Shell Midstream Partners, L.P.